UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Finsgate 5-7 Cranwood Street London EC1V 9EE United Kingdom
(Address of principal executive offices) (Zip Code)

+44 20 3139 2910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.0025 per ordinary share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing two ordinary shares, nominal value £0.0025 per ordinary share	RNLX	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Renalytix plc (the “Company”) held its annual general meeting of shareholders (the “AGM”) on December 15, 2023. Each of the proposals set forth below were voted on and duly passed on a poll at the AGM, as set forth below. Detailed descriptions of these proposals and of the voting procedures applied at the AGM are contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 13, 2023, as amended.

There were 40,210,863 ordinary shares of the Company represented in person or by proxy at the AGM, constituting approximately 41.27% of the issued and outstanding ordinary shares on December 15, 2023. Proxy appointments which gave the Chairman of the meeting discretion have been included in the “For” total. In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of American Depositary Shares (“ADSs”) dated July 21, 2020 and as amended to date, holders of ADSs who did not provide the depositary bank with voting instructions on or before the specified deadline were deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the AGM and the voting results below reflect that. A vote withheld/abstain is not a vote in law and is not counted in the calculation of votes for or against a resolution.

Proposal 1 – To receive and adopt the accounts for the year ended June 30, 2023 together with the reports of the Directors and the auditors thereon (the “2023 U.K. Annual Report”).

For	Against	Vote Withheld/Abstain
40,118,702	24,743	67,418

Proposal 2 – To approve the Directors’ Remuneration Report set out on pages 38 to 54 (inclusive) of the 2023 U.K. Annual Report.

For	Against	Vote Withheld/Abstain
39,959,034	226,856	24,973

Proposal 3 – To re-appoint Catherine Coste as a Director of the Company.

For	Against	Vote Withheld/Abstain
39,058,428	1,086,363	66,072

Proposal 5 – To ratify the selection of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

For	Against	Vote Withheld/Abstain
39,266,710	910,387	33,766

Proposal 6 – To re-appoint Messrs PKF Littlejohn LLP as auditors to act as such until the conclusion of the next annual general meeting of the Company.

For	Against	Vote Withheld/Abstain
40,142,582	37,614	30,667

Proposal 7 – To authorise the Directors of the Company to determine the auditors’ remuneration for the fiscal year ending June 30, 2024.

For	Against	Vote Withheld/Abstain
40,105,519	77,729	27,615

Proposal 8 – To authorise the Directors of the Company to (i) allot shares or grant rights to subscribe for, or convert any security into, shares up to a maximum aggregate nominal amount of £85,251.39 and (ii) allot further equity securities up to an aggregate nominal amount of £81,191.80 in connection with a pre-emptive offer in favour of shareholders.

For	Against	Vote Withheld/Abstain
38,484,392	1,697,234	29,237

Proposal 9 – Subject to and conditional upon the passing of Proposal 8 above, to authorise the Directors of the Company to allot equity securities for cash pursuant to the authority conferred by Proposal 8 above and/or sell treasury shares in connection with a pre-emptive offer and otherwise up to a maximum aggregate nominal amount of £85,251.39 .

For	Against	Vote Withheld/Abstain
38,467,804	1,710,946	32,113

Proposal 10 – To generally and unconditionally authorise the Company to make one or more market purchases on the London Stock Exchange of ordinary shares of £0.0025 each in the capital of the Company on such terms and in such manner as the Directors may from time to time decide.

For	Against	Vote Withheld/Abstain
39,597,340	51,284	562,239

Proposal 11 – To adopt the draft articles of association produced to the AGM as the articles of association of the Company.

For	Against	Vote Withheld/Abstain
40,059,859	104,681	46,323

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2023 Renalytix plc

By: /s/ James McCullough

Name: James McCullough

Title: Chief Executive Officer